SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 7, 2004

Alloy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26023	04-3310676

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 26th Street, 11th Floor, New York, New York	10001

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 244-4307

Item 7. Exhibits.

(c)	The following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit
Number	Description
99.1	The Registrant’s Press Release dated June 7, 2004.

Item 9. Regulation FD Disclosure

See below for the text of the information being provided under Items 9 and 12.

Item 12. Results of Operations and Financial Condition.

On June 7, 2004, Alloy, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 to announce its first fiscal quarter financial results for the fiscal year ending January 31, 2005.

Use of Non-GAAP Financial Information.

To supplement the Company’s consolidated financial statements presented in accordance with general accepted accounting principles (“GAAP”), the Company uses the non-GAAP measure of earnings before interest and other income/expense, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and goodwill and other asset write-downs due to valuation impairment (“Adjusted EBITDA”). By presenting Adjusted EBITDA, the Company intends to provide investors with a better understanding of the core operating results and underlying trends to measure past performance as well as prospects for the future. The Company evaluates operating performance based on several measures, including Adjusted EBITDA, as the Company believes it is an important measure of the operational strength of its businesses.

The Non-GAAP measure included in the press release attached hereto as Exhibit 99.1 has been reconciled to the comparable GAAP measure as required under SEC rules regarding the use of Non-GAAP financial measures. The Company urges investors to review carefully the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC. (Registrant)

Date: June 7, 2004	/s/ Samuel A. Gradess

Samuel A. Gradess, Chief Financial Officer

3

EXHIBIT INDEX

Exhibit
Number	Description
99.1	The Registrant’s Press release dated June 7, 2004

4